Exhibit 10.5

AGREEMENT REGARDING RELEASE OF LEASHOLD ESTATE

THIS AGREEMENT REGARDING RELEASE OF LEASEHOLD ESTATE (this "Agreement") is made and entered into on August 31, 2020, by an among LaBarre Chastang, Inc. a California corporation, d.b.a. ABC Traffic Programs ("Lessee"), and BLC Management Company, LLC, a Nevada limited liability company ("BLC").

RECITALS

A. Grove Investment Company, a California general partnership ("Lessor") and Lessee entered into that certain Standard Industrial/Commercial Multi-Tenant Gross Lease dated January 1, 2019 (the "Lease") for certain property commonly known as 3400 W. Warner Ave. (the "Building"), Units C and D, Santa Ana, California (the "Premises").

B. BLC currently occupies a portion of the Building pursuant to the Standard Industrial Commercial Multi-Tenant Lease — Net, dated November 8, 2019 between Warner Management Group, LLC a New York Limited liability company as Lessee and Lessor, including all amendments and exhibits thereto and Agreements thereto (the "Master Lease").

C. BLC desires to acquire the right to lease the Premises starting on October 1, 2020 (the "Turnover Date"), and Lessee has agreed to relocate its business from the Premises and release its interest in the Premises (but not the Lease) to Lessor, so that BLC can occupy the Premises, in consideration for the payment by BLC to Lessee of the sum of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "BLC Payment").

D. Lessor is willing to consent to the release of the Premises and to add the Premises to the Master Lease, such addition starting on the Turnover Date.

E. Lessor is willing to execute an amendment of the Lease to relocate Lessee within Lessor's property, and Lessee is willing to enter into an amendment of the Lease to relocate Lessee within Lessor's property.

F. Lessor is willing to consent to a sublease of the Premises from BLC to Lessee for the period beginning on Oct. 1, 2020 and ending on December 31, 2020.

NOW, THEREFORE, in consideration of the mutual benefits and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually agreed as follows:

1.            Release of Premises. In consideration for the BLC Payment, receipt of which is hereby acknowledged, effective as of the Turnover Date, Lessee hereby releases its right, title and interest in and to the Premises.

2.            BLC's Representations. BLC represents to both Lessee and Lessor, that BLC is familiar with the Premises and with the improvements previously placed thereon by Lessor, Lessee and/or others; and BLC, shall accept the Premises in its "As-Is, Where-Is" condition as of the Turnover Date.

3.            Waiver and Release. BLC represents, warrants and agrees that neither Lessee nor any of Lessee's shareholders, employees, representatives or agents have made any representations, warranties or covenants with respect to the condition of the Premises nor shall Lessee or any shareholders, employees, representatives or agents have any liability or responsibility to BLC or any other person or entity with respect to the condition of the Premises, other than Lessee's agreement to vacate the Premises on or before the Turnover Date. Other than for claims arising against Lessee from non-BLC parties prior to the final day that Lessee has use of the Premises through December 31, 2020, BLC hereby waives and releases Lessee and Lessee's shareholders, employees, representatives and agents from any rights, claims and causes of action it may otherwise have against Lessee or Lessee's shareholders, employees, representatives or agents.

4.            Limited Consent to Agreement. Lessor has provided its limited consent to the release of the Premises described herein as set forth in the Limited Joinder executed by Lessor and attached hereto.

5.            Amendment of Master Lease. Lessor and BLC hereby agree that the Master Lease shall be amended by the Third Amendment to Standard Industrial Commercial Multi-Tenant Lease — Net, dated November 8, 2019 between Lessor and BLC a true and correct copy of which is attached hereto as Exhibit A and by this reference incorporated herein, effective upon execution by the Lessor as described in the Limited Consent.

6.            Amendment of Lease. Lessor and Lessee hereby agree that the Lease shall be amended by Lessor and Lessee by that First Amendment between Lessor and Lessee a true and correct copy of which is attached hereto as Exhibit B and by this reference incorporated herein, effective upon execution by the Lessor as described in the Limited Consent.

7.            Sublease Agreement. Lessee and BLC hereby agree that Lessee shall enter into a Sublease Agreement for the Premises from BLC, a true and correct copy of which is attached hereto as Exhibit C and by this reference incorporated herein, effective upon execution by the Lessor as described in the Limited Consent.

8.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9.            Amendment. This Agreement may not be modified, altered or amended nor may any provision hereof or rights hereunder be waived, except by an instrument in writing signed by the Person or entity against which such modification, alteration, amendment or waiver is sought to be enforced.

10.              Further Assurances. Each party hereto, at its own expense, shall execute and deliver all such instruments and take all such action as from time to time may be reasonably necessary or reasonably requested in order for each party to obtain the full benefits of this Agreement and of the rights and powers herein created.

11.              Authority. Each Person executing this Agreement represents and warrants to the parties hereto that such individual has the full right power and authority to execute this Agreement and to bind the entity on whose behalf such individual is executing this Agreement

12.              Legal Costs/Attorneys' Fees. In the event any legal proceeding is instituted by a party to enforce, this Agreement, the prevailing party in such action (as determined by the arbitrator, judge, agency or other authority before which such proceeding is commenced), shall be entitled to such reasonable attorneys' fees (including, without limitation, reasonable outside counsel fees and in-house paralegals' and attorneys' time computed at similar rates), costs and expenses as may be fixed by the decision maker. This Agreement shall be construed and enforced in accordance with the internal laws of the State of California (without regard to conflicts of law). The parties hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.

13.              Counterpart Originals. This Agreement may be executed in counterpart originals, confirmed by email, each of which shall constitute the same agreement. Electronic signatures shall have the same effect as original signatures.

[Signatures on Next Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written by their proper officers and pursuant to due and requisite company action.

LESSEE:
LaBarre Chastang, Inc. a California corporation, d.b.a. ABC Traffic Programs

By: /s/ Cherine Child
Name: Cherine Child
Its: CEO

BLC:
BLC Management Company, LLC, a Nevada limited liability company

By: /s/ Leighton Koehler
Name: Leighton Koehler
Its: Manager

LIMITED JOINDER

The undersigned GROVE INVESTMENT COMPANY, a California general partnership ("Grove"), is joining this LEASEHOLD ESTATE TRANSFER AGREEMENT (the "Transfer Agreement"), solely to indicate that, as described in Section 5, 6, and 7 of the Transfer Agreement, when the lease amendments, attached hereto as Exhibit "A" and Exhibit "B", and the sublease agreement, attached hereto as Exhibit "C" are all delivered to Grove, signed by the counter-parties thereto, Grove will counter-sign each of those and deliver a copy to the respective lessees named therein. Grove is not otherwise approving of or joining in the Transfer Agreement.

GROVE INVESTMENT COMPANY, a
California general partnership

By: /s/ Ernie Gallardo
Ernie Gallardo, Asset Manager

EXHIBIT A

THIRD AMENDMENT TO MASTER LEASE

THIRD AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL

MULTI-TENANT LEASE — NET

Dated: September 8, 2020

LESSOR:

GROVE INVESTMENT COMPANY, a California general partnership

LESSEE:

BLC MANAGEMENT COMPANY, LLC, a Nevada limited liability company

LEASED PREMISES:

3400 W. WARNER AVENUE, UNITS A, B, C, D, E, F, F-1, G, H, K, L, and M

SANTA ANA, CALIFORNIA 92704

This THIRD AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE — NET (the "Amendment") is entered into between the Lessor and Lessee, as identified above, and relates to the leased premises identified above (the "Premises"). This Amendment is entered into based on the facts contained in the Recitals, below, and on the Terms and Conditions which are also set forth below.

RECITALS

The Lessor and Lessee's predecessor, WARNER MANAGEMENT GROUP, LLC, a New York limited liability company (hereinafter "WARNER" or "Assignor"), entered into a Standard Industrial/Commercial Multi-Tenant Lease - Net (the "Original Lease") dated May 1, 2018, which included Exhibits A through H, inclusive.

A Guaranty of Lease (the "Guaranty"), relating to the Original Lease was executed by NEWTONIAN PRINCIPLES, INC., a Delaware corporation (the "Original Guarantor") in favor of the Lessor.

The Original Lease has since been amended by: (1) The terms of the FIRST AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE

— NET, dated November 8, 2019 (the "First Amendment"), entered into between Lessor and WARNER, which included a reaffirmation of the Guaranty by the Original Guarantor, and (2) The terms of the SECOND AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE — NET, dated April 17, 2020 (the "Second Amendment"), entered into between Lessor and WARNER, which included a reaffirmation of the Guaranty by the Original Guarantor.

The Original Lease, as amended by the First Amendment and Second Amendment (the "Previously Amended Lease") has been assigned by WARNER to BLC MANAGEMENT COMPANY, LLC, a Nevada limited liability company (hereinafter referred to as "Lessee") in accordance with the terms of the Assignment, Assumption and Consent to Assignment of Lease dated May 20, 2020, entered into by WARNER, Lessee and Lessor (the "Assignment"). WARNER was not released from liability under the Previously Amended Lease by the terms of the Assignment.

The Original Guarantor was not a party to the Assignment, but PLANET 13 HOLDINGS, INC., a corporation organized under the Business Corporations Act of British Columbia, Canada (the "New Guarantor") guarantied the performance of the lessee under the terms of the Previously Amended Lease, pursuant to the terms of a Guaranty of Lease dated May 20, 2020 (the "New Guaranty"), which was delivered to Lessor along with the Assignment.

Lessee has entered into an agreement with La Barre Chastang, Inc. to vacate Suite C and Suite D, which are defined above as a part of the Premises (the "New Suites"), effective as of October 1, 2020, and Lessee has agreed to take the risk that the New Suites will be delivered to Lessee as of October 1, 2020, and Lessee has agreed to start paying Lessor for such space, effective as of October 1, 2020, regardless of whether or not Lessee has gained possession of the New Suites.

Initially capitalized terms which are not otherwise identified in this Amendment shall have the meaning ascribed to them in the Previously Amended Lease.

TERMS AND CONDITIONS

NOW, THEREFORE, Lessor and Lessee agree to modify the terms of the Original Lease as follows:

1. Premises. Effective as of October 1, 2020, the Premises as defined in the Previously Amended Lease shall be changed to also include the New Suites. The New Suites, when added to the space leased under the terms of the Premises, results in the total square footage being leased by Lessee being 33,001 square feet. Lessee shall begin paying rents on the pre-existing Premises, plus the New Suites, from and after October 1, 2020.

2. Base Rent. Base Rent due under the Lease was most recently revised in Paragraph 1 of the Second Amendment; that Base Rent shall continue in effect through September 30, 2020. Effective from and after October 1, 2020, Base Rent shall be revised and shall be payable as follows:

A. Base Rent for the period from October 1, 2020, until the earlier of: (i) March 31, 2021, or (H) the date when Lessee opens for business at the Premises (hereinafter the "Rent Abatement Period"), shall be revised to to $49,254.00 per month;

B. If the Rent Abatement Period does not end on or before December 31, 2020, the Base Rent shall be revised to $50,731.60 per month for the period from January 1, 2021 through the end of the Rent Abatement Period;

C. From and after the later of the end of the Rent Abatement Period or January 1, 2021, through December 31, 2021, Base Rent shall be revised to $67,642.00 per month;

D. From and after January 1, 2022, Base Rent shall be revised as set forth in Paragraph 60, which is revised in this Amendment.

3. Lessee's Share. Lessee's Share, as defined in Section 1.6 of the Previously Amended Lease shall be increased to 33.74% from and after October 1, 2020.

4. Security Deposit. The Security Deposit, referenced in Section 1.7c, shall be increased from the current amount of $180,000.00 to $203,000.00 and Lessee shall pay the difference of $23,000.00 to Lessor upon the exchange of signed copies of this Amendment.

5. Waiver. Lessee waives any right to any notice from Lessor of the availability of the New Suites under the terms of the Previously Amended Lease.

6. Revised Paragraph 60. The Base Rent shall be increased at a rate of three percent (3%) per annum on a compounding basis, during the remainder of the Original Term. Accordingly, Paragraph 60 as set forth in the First Amendment shall be replaced with the following:

"60. Base Rent Adjustments. The Base Rent shall be increased at a rate of three percent (3%) per annum on a compounding basis, during the remainder of the Original Term.

Months	Monthly Base Rent:
January 1, 2022 - December 31, 2022	$69,671.00
January 1, 2023 - December 31, 2023	$71,762.00
January 1, 2024 - December 31, 2024	$73,914.00
January 1, 2025 - December 31, 2025	$76,132.00
January 1, 2026 - December 31, 2026	$78,416.00
January 1, 2027 - December 31, 2027	$80,768.00
January 1, 2028 - December 31, 2028	$83,191.00
January 1, 2029 - December 31, 2029	$85,687.00
January 1, 2030 - May 31, 2030	$88,258.00''

7. Exhibit "C" in the form attached to the First Amendment, shall now be deemed to include the New Suites, which are identified thereon.

8. Reaffirmation. Except as expressly amended or modified by the terms of this Amendment, the terms of the Previously Amended Lease are ratified and reaffirmed by Lessor and Lessee.

GROVE INVESTMENT COMPANY, a California general partnership	BLC MANAGEMENT COMPANY, LLC, a Nevada limited liability company
/s/ Ernest Gallardo	/s/ Robert Groesbeck
Ernest Gallardo	Robert Groesbeck
Asset Manager	Manager

REAFFIRMATION OF GUARANTY

The undersigned provided the New Guaranty, referenced above in this Amendment. The undersigned has reviewed this Amendment and agrees that, as an inducement for Lessor to execute this Amendment, the New Guaranty shall remain in full force and effect and, from and after the date hereof, and that the New Guaranty shall operate as a guaranty obligations arising out of the Previously Amended Lease, as amended by the foregoing Amendment. The obligations of the undersigned Guarantor and the rights of the Lessor, as provided in the New Guaranty, shall be fully applicable to the Previously Amended Lease, as amended by this Amendment.

PLANET 13 HOLDINGS, INC., a corporation organized under the Business Corporations Act of British Columbia, Canada

/s/ Larry Scheffler	/s/ Robert Groesbeck
Larry Scheffler	Robert Groesbeck
President	Co-President

REAFFIRMATION OF BY WARNER

The undersigned, WARNER, was not released from liability under the Previously Amended Lease by the terms of the Assignment. The undersigned has reviewed this Amendment and agrees that, as an inducement for Lessor to execute this Amendment WARNER shall remain liable as an assignor of the Previously Amended Lease (which included rights to capture additional space under its terms), as the same has been amended by the foregoing Amendment. The obligations of the undersigned WARNER and the rights of the Lessor, as provided in the Previously Amended Lease, and the Assignment shall be fully applicable to the Previously Amended Lease, as amended by this Amendment.

WARNER MANAGEMENT GROUP, LLC, a New York limited liability company

By:	/s/ Sarah Sibia
Sarah Sibia
Manager

EXHIBIT B

FIRST AMENDMENT TO LEASE

EXHIBIT B

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of

August, 2020 by and between GROVE INVESTMENT COMPANY, a California general partnership ("Lessor"), and La Barre Chastang, Inc. a California corporation, d.b.a. ABC Traffic Programs ("Lessee"), based on the factual matters recited below and on the terms and condition contained herein.

RECITALS

A. Lessor and Lessee entered into that certain Standard IndustriaUCommercial Multi- Tenant Lease

Gross, dated January I, 2019 (the "Lease") for certain property commonly known as 3400 W. Warner Ave. Units C and D, Santa Ana, California (the "Old Premises").

B. The parties hereto now wish to amend the Lease as of October I, 2020 (the "Effective Date"), to redefine the Premises, as referenced in the Lease from the Old Premises to two industrial units containing approximately 3,600 square feet of space, commonly known as 3440 W. Warner Ave. Units I and J, Santa Ana, California (the "New Premises"), to modify the Base Rent due under the terms of the Lease and to address the other matters set forth herein.

C. The Lease was guaranteed by MICHELE HUNDLEY in accordance with the terms of a Guaranty of Lease, which references the Old Premises and which was delivered concurrently with the Lease (the "Guaranty"); MICHELE HUNDLEY has agreed to reaffirm her obligations under the Guaranty as applicable to the Lease as amended by this Amendment.

NOW, THEREFORE, in consideration for the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.          Recitals. The foregoing recitals arc true and correct and incorporated herein by reference.

2.          Defined Terms. All capitalized terms used in the Amendment that are not defined herein shall have the meanings as defined in the Lease.

3.          Change in the Premises. As of the Effective Date, Section 1.2 (a) of the Lease, which defines the Premises, is amended such that the Premises will include only the New Premises and Lessee's right to occupy the Old Premises, under the terms of the Lease, shall terminate as of Noon on October I, 2020. A Site Plan showing the New Premises is depicted on Exhibit A attached hereto, which as of the Effective Date, shall replace Exhibit C as attached to the Lease. From and after October 1, 2020, the term "Premises" under the Lease shall mean the New Premises. Lessee shall have the right to remove its personal property, trade fixtures and the existing satellite equipment and security cameras and related equipment from the Old Premises.

4.          Condition of New Premises. Lessor agrees that, notwithstanding any contrary provision of the Lease or any interpretation of any provision thereof, the representations, warranties and covenants of Lessor in the Lease, including without limitation the representations, warranties and covenants of Lessor in Sections 2.2 and 2.3 thereof, shall be applicable to the New Premises and the "Start Date" with respect to the New Premises shall be the date on which Lessor delivers exclusive possession of the New Premises to Lessee.

5.          Access to the New Premises. Upon execution by Lessor and Lessee of this Amendment and mutual delivery, Lessee shall have access to the New Premises for purposes of building it out, at Lessee's sole cost and to Lessee's specifications; provided that, such build out is completed in accordance with plans submitted to and approved by the City of Santa Ana (the "Approved Plans") and permits issued by the City of Santa Ana based on the Approved Plans. Lessor shall reasonably cooperate in good faith and in a timely manner with Lessee in Lessee's pu9uit and obtaining of the approval of such plans and permits.

6.          Acknowledgment of Re-Leasing. Lessee acknowledges that Lessor is leasing the Old Premises to BLC Management Company, LLC ("BLC") as of the Effective Date and that Lessee and BLC are coordinating any holdover tenancy in the Old Premises and that Lessee's obligation to pay rent on the New Premises shall commence on October 1, 2020, regardless of whether Lessee's build out of the New Premises is completed and regardless of whether or not a certificate of occupancy has been issued for the New Premises.

7.          Base Rent. Commencing on the on the Effective Date, Section 1.5 of the Lease, relating to Base Rent, is amended such that the new Base Rent is $5,191.50 per month plus $216 per month as a trash fee. The new Base Rent shall then increase by three percent (3%) effective as of March 1, 2021 and annually thereafter, effective as of each successive March 1, on a compounding basis.

8.          Lessee's Share of Common Area Operating Expenses. Commencing on the on the Effective Date, Lessee's Share, as set forth in Section 1.6 of the Lease shall be reduced from 3.82% to 3.68%.

9.          No Third Party Rights. Except as otherwise expressly set forth herein, nothing contained in this Amendment is intended to confer upon any person or entity other than the parties and their successors.

10.          Counterparts and Fax or Electronic Transmission. This Amendment may be executed in two or more counterparts, each counterpart being executed by fewer than both of the parties hereto and shall be equally effective as if a single original had been signed by all parties; but all such counterparts shall be deemed to constitute a single agreement.

11.          Authority. Each Person executing this Amendment represents and warrants to the parties hereto that such individual has the full right power and authority to execute this Amendment and to bind the entity on whose behalf such individual is executing this Amendment.

12.          No Change. Except as set forth herein, all of the terms and conditions of the Lease remain unchanged and in full force and effect.

13.          Conflict. In case of any conflict between the terms and provisions of this Amendment and the Lease, the terms and provisions of this Amendment shall govern.

[ Continue to Signature Page ]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

LESSEE: La Barre Chastang, Inc. a California corporation, d.b.a. ABC Traffic Programs

By: /s/ Cherine Child
Cherine Child, CEO

By: /s/ Michele Hundley
Michele Hundley, CFO

LESSOR: Grove Investment Company, a California general partnership

By: /s/ Ernie Gallardo
Ernie Gallardo

REAFFIRMATION OF GUARANTY

The undersigned provided the Guaranty which is referenced above in this Amendment The undersigned has reviewed this Amendment and agrees That, as an inducement for Lessor to execute this Amendment, the Guaranty shall remain in full force and effect from and after the date here4 and that the Guaranty shall operate as a guaranty of the obligations arising out of the Lees; as amended by the foregoing Amendment The obligations of the undersigned Guarantor and the rights of the Lessor, as provided in the Guaranty, shall be fully applicable to the Lease, as amended by this Amendment

By: /s/ Michele Hundley
Michele Hundley, an individual

EXHIBIT "A"
FLOOR PLAN

South Coast Business Center
3440 W. Warner Ave. Units I and J, Santa Ana, CA 92704

EXHIBIT "A"
SITE PLAN

South Coast Business Center

3400, 3440, and 3480 W. Warner Ave. Santa Ana, CA 92704

EXHIBIT C

SUBLEASE AGREEMENT

EXHIBIT C
Sublease Between BLC Management Company, LLC and LaBarre Chastang, Inc.

Effective Date of this Agreement:
August 31, 2020 (the "Effective Date")

This Agreement is by and between

BLC Management Company, LLC, a Nevada LLC, ("Sublessor") with a principal address of 2548 West Desert Inn Road, Suite 100, Las Vegas, NV 89109,

And

LaBarre Cbastang, Inc. dba ABC Traffic Programs ("Sublessee"), a California corporation with an address of 3440 Warner Ave., Suites C and D Santa Ana California.

Background

A.
This is an agreement (this "Agreement" or this "Sublease") to sublet furnished real property, being commonly known as 3400 Warner Ave., Suites C & D, (the "Premises") according to the terms specified below.

13.
Sublessee and Sublessor are herein referred to individually as a "Party" and collectively as the "Parties."

IN CONSIDERATION OF Sublessor subletting, and Sublessee renting, the Premises, both Parties agree to keep, perform and fulfill the promises, conditions and agreements below:

1. Sublease Premises and Term

Sublessor hereby subleases to Sublessee the Premises from October 1, 2020 through December 31, 2020 (the "Term"), with no option to renew this Sublease beyond December 31, 2020, and no right to remain within the Premises beyond December 31, 2020, regardless of any circumstances, whatsoever. Sublessor represents and warrants to Sublessee that Sublessor has the right to enter into this Sublease and to permit the occupancy by Sublessee of the Premises as described herein.

2. Payable Rent and Triple Net

Subject to the provisions of this Agreement, the monthly rent (the "Payable Rent") to be paid by Sublessee to Sublessor pursuant to the terms herein for the Premises is at a rate of $1.00 per month, being a total of $3.00 for the entirety o£ the Term, and for which amount Sublessor hereby acknowledges has been paid by Sublessee and received by Sublessor as of the Effective Date.

Sublessor shall receive all Payable Rent as provided in this Section 2 free and clear of any and all impositions, encumbrances, charges, obligations or expenses of any nature whatsoever in connection with Sublessee's operations at the Premises and Sublessee's subsequent relocation actions taken during the Term. In addition to the Payable Rent to be paid pursuant to this Section

2, except as expressly provided herein to the contrary, Sublessee shall pay to the parties entitled thereto all impositions, insurance premiums, operating expenses, liability claims, maintenance charges and expenses which arise prior to or during the Term and up to the extent such were payable by Sublessee pursuant to the terms of its prior lease of the Premises.

3. Representations and Warranties

Sublessee represents and warrants that it shall vacate the Premises no later than December 31, 2020.

Sublessee represents and warrants that it shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or that may hereafter be in force, pertaining to the its business operations and its specific use of the Premises.

Sublessee represents and warrants that it shall continue insurance coverage for its activities at the Premises prior to and continuing through the Term in the amount of at least $2,000,000.

4. Condition of Premises

Sublessee acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in this Sublease to the contrary, agrees to take the same in its condition "as is" as of the first day of the Term, and (b) Sublessor shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant's continued occupancy during the Term. Furthermore, Sublessor makes no warranty or representation regarding the suitability of the Premises for the use listed in Section 7 below or for any other purpose, and hereby expressly disclaims any liability, implied or otherwise, for the suitability of the Premises for any purposes.

5. Notices and Records

Any notice that either party may or is required to give, shall be given by email [REDACTED] for BLC Management Company, LLC or to [REDACTED] for LaBarre Chastang, Inc. dba ABC Traffic Programs.

6. Termination

Sublessee may terminate this Agreement by vacating the Premises and sending written notice to Sublessor at any time during the Term.

7. Uses Permitted

Sublessee may occupy and use the Premises only for the operation and business of ABC Traffic Programs during the Term, as such business has historically been run out of the, Premises, and in such businesslike manner as previously operated.

8. Alterations

This Sublessee shall not, without first obtaining the written consent of Sublessor, make any alterations, additions, or improvements, in, to or about the Premises.

9. Assignment & Subletting

Sublessee shall not assign this Sublease or sublet any portion of the Premises.

10. Indemnification of Sublessor

Sublessee agrees to indemnify Sublessor for any claims which arise from Sublessee's use of the Premises during the Term, to include but not limited to indemnification of Sublessor for any claims involving any damage to or loss, for any reason, of property entrusted to the employees of sublessee's business or held within the Premises, any injury to or damage to persons or property resulting from any cause whatsoever, unless caused by or due to the negligence or willful misconduct of Sublessor, its agents or employees. For purposes of this indemnification provision, Sublessor shall not be liable for any latent defect in the Premises or in the building of which they are a part.

11. Default and Sublessor's Remedies

Upon Sublessee's default of Sections 2, 3, 7, 8, 9, and which default remains uncured for a period of three business days after written notice of default by Sublessor, Sublessee agrees it shall cease its use of the Premises, but not possession thereof, until the default is cured. In the event Sublessee does not cease Its use of the Premises, or within five business days of ceasing its use of the Premises Sublessee has not cured the default, then all Sublessee rights under this agreement shall terminate, but its obligations, indemnification, representations, and warranties to Sublessor shall survive.

In no event shall the three day or five day periods discussed in this Section 11 extend the Term of this Sublease beyond December 31, 2020.

12. Security Deposit

No security deposit shall be required of Sublessee for the Premises.

13. Waiver

No failure of Sublessor or Sublessee to enforce any term of this Agreement shall be deemed to be a waiver,

14. Heirs, Assigns & Successors

This Agreement is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

15. Authority of Parties/Signatories

Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement on behalf of their respective corporation, sole proprietorship, partnership or other entity. Each Party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such Party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such Party and enforceable in accordance with its terms.

16. Severability

If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the Parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this Agreement shall remain in full force and effect.

17. Governing Law

This Agreement shall be governed by the laws of the State of California,

18. Entire Agreement

The Parties acknowledge that this Agreement expresses their entire understanding and agreement as to the three month sublease of the Premises, and that there have been no warranties, representations, covenants or understandings made by either party to the other, regarding this Sublease, except such as are expressly set forth in this agreement.

Understood, Agreed & Approved

The Parties have carefully reviewed this contract and agree to and accept all of its terms and conditions. The Parties hereto execute this Agreement as of the Effective Date above.

Signatures on following page.

Commercial Sublease Planet 13 & Sublessee Signature Page

Sublessee	Sublessor
LaBarre Chastang, Inc. dba ABC Traffic Programs	BLC Management Company, LLC
/s/ Cherine Child	/s/ Leighton Koehler
Cherine Child	Leighton Koehler
CEO	Manager
August 31, 2021	August 31, 2021